Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 3, 2010	Tony Davis 318.388.9525 tony.davis@centurylink.com

CenturyLink Reports Third Quarter Earnings

MONROE, La. . . . CenturyLink, Inc. (NYSE: CTL) announces operating results for third quarter 2010.

■	Achieved operating revenues of $1.747 billion and operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, of $895 million.

■
Generated free cash flow (as defined in the attached financial schedules), excluding nonrecurring items and $11.9 million of acquisition-related capital expenditures, of $383.3 million in third quarter 2010.

■	Attained over $80 million in total operating synergies from the Embarq acquisition during third quarter 2010 and exited the quarter at an annual synergy run rate of approximately $330 million.

■	Added more than 29,000 high-speed Internet customers.

■	Improved trailing 12-months ended September 30, 2010 access line loss rate to 7.8% from 9.1% for the same pro forma period a year ago.

Third Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 9/30/10		Quarter Ended 9/30/09		% Change
Operating Revenues Operating Cash Flow (1) Net Income (2) Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures (3)	$ $ $ $ $	1,747,101 895,288 251,081 .83 301,386 237,553	$ $ $ $ $	1,874,325 929,811 269,052 .90 298,403 286,326	(6.8) (3.7) (6.7) (7.8) 1.0 (17.0)	% % % % % %
Access Lines High-Speed Internet Customers		6,627,000 2,365,000		7,185,000 2,189,000	(7.8) 8.0	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	All references to net income contained in this release represent net income attributable to CenturyLink, Inc.
(3)	Includes capital expenditures of $11.9 million in third quarter 2010 and $27.1 million in third quarter 2009 related to the Embarq integration.

“CenturyLink’s solid third quarter results reflect the success of our experienced and dedicated employees remaining focused on meeting the needs of our customers while continuing to make great progress with the integration of Embarq and planning for the pending Qwest merger,” Glen F. Post, III, chief executive officer and president, said. “In early October we successfully completed the third of five planned Embarq customer care system conversions and the two remaining conversions are on track to be completed by the end of third quarter 2011.”

Operating revenues for third quarter 2010 were $1.75 billion compared to $1.87 billion in third quarter 2009. This anticipated revenue decline was primarily due to the impact of access line losses and lower access revenues, including the anticipated impact of wireless traffic migration, that more than offset revenue increases driven by growth in high-speed Internet customers and data transport demand from wireless providers.

Operating expenses, excluding nonrecurring items, decreased 7.4% to $1.21 billion from $1.31 billion in third quarter 2009, primarily due to lower network access expenses and reduced transport costs due to the migration of legacy Embarq long distance traffic to our internal IP network, along with lower personnel costs and depreciation expense.

Operating cash flow, excluding nonrecurring items, decreased 3.7% to $895.3 million from $929.8 million in third quarter 2009. For third quarter 2010, CenturyLink achieved an operating cash flow margin, excluding non-recurring items, of 51.2% versus 49.6% in third quarter 2009.

“CenturyLink’s strategic revenues increased nearly 8% compared to third quarter last year as demand for broadband and IP-based services continues to grow,” Post said. “Our advanced communications network and operating systems position us well to meet the demand for advanced services such as IPTV and local and national Ethernet.”

Net income, excluding nonrecurring items, was $251.1 million in third quarter 2010 compared to $269.1 million in third quarter 2009. Diluted earnings per share, excluding nonrecurring items, was $.83 for third quarter 2010, a 7.8% decrease from the $.90 reported in third quarter 2009.

For the first nine months of 2010, operating revenues, excluding nonrecurring items, increased 69.2% to $5.3 billion from $3.1 billion for the same period in 2009. Operating cash flow, excluding nonrecurring items, was $2.8 billion for the first nine months of 2010 compared to $1.5 billion a year ago. Net income, excluding nonrecurring items, was $796.0 million in the first nine months of 2010 compared to $434.2 million during the same period in 2009. Diluted earnings per share, excluding nonrecurring items, was $2.63 during the first nine months of 2010 compared to $2.60 in the first nine months of 2009. The primary driver of the increases outlined above for the first nine months of 2010 compared to the first nine months of 2009 is that the Embarq acquisition, which closed July 1, 2009, is included for the full nine months of 2010 and for only three of the nine months for 2009.

Under generally accepted accounting principles (GAAP), net income for third quarter 2010 was $231.2 million compared to $280.8 million for third quarter 2009 and, diluted earnings per share for third quarter 2010 was $.76 compared to $.94 for third quarter 2009. Third quarter 2010 net income and diluted earnings per share reflect after-tax integration costs associated with the Embarq acquisition of $14.1 million ($.05 per share), $2.6 million ($.01 per share) associated with Embarq severance related costs, and $3.2 million ($.01 per share) related to transaction and integration costs associated with the pending Qwest acquisition. Third quarter 2009 net income and diluted earnings per share reflect after-tax costs associated with the Embarq acquisition of $127.5 million ($.43 per share) that were more than offset by a net after-tax benefit of $133.2 million ($.44 per share) attributable to the extraordinary gain recognized upon the discontinuance of regulatory accounting and an after-tax benefit of $6.1 million ($.02 per share) related to the favorable resolution of certain transaction tax audit issues.

Net income under GAAP for the first nine months of 2010 was $722.5 million compared to $417.0 million for the first nine months of 2009 and diluted earnings per share for the first nine months of 2010 was $2.39 compared to $2.50 for the first nine months of 2009. See the accompanying financial schedules for details of the Company’s nonrecurring items for the nine months ended September 30, 2010 and 2009.

Outlook.  For fourth quarter 2010, CenturyLink expects total operating revenues of $1.69 to $1.71 billion and diluted earnings per share of $.73 to $.77.

The Company is narrowing the range of its anticipated full year 2010 diluted earnings per share from its previously announced range of $3.30 to $3.40 to a range of $3.36 to $3.40, reflecting actual results for the first nine months of 2010 and fourth quarter 2010 guidance.

CenturyLink’s previous guidance that 2010 operating revenues were expected to decline approximately 6.5% to 7.5% compared to pro forma 2009 revenues reflected approximately $135 to $145 million of reductions related to several unusual items, including traffic migration by a wireless carrier. The Company now expects 2010 operating revenues to decline 6.5% to 7.0% and the 2010 revenue impact of those unusual items to be $110 to $120 million primarily due to delays in the timing of the wireless carrier traffic migration.

The Company has identified the following items that can be expected to negatively impact 2011 results when compared to 2010. First, delays in the timing of the wireless carrier traffic migration discussed above are expected to negatively impact operating revenues by approximately $45 to $50 million in 2011 compared to the expected $30 million provided earlier this year. Second, Universal Service Fund receipts are expected to decline $25 to $30 million in 2011. The Company expects these items to negatively impact 2011 diluted earnings per share by $.10 to $.14. Also, the Company expects to launch its Prism IPTV service in additional markets in 2011. CenturyLink expects to provide full year 2011 earnings per share guidance in conjunction with its fourth quarter 2010 earnings release.

The Company continues to expect 2010 capital expenditures to be between $825 and $875 million.

These 2010 outlook figures exclude the effects of nonrecurring items, future changes in regulation, future integration expenses associated with the Embarq acquisition, integration and transaction expenses associated with the pending Qwest acquisition, any future changes in operating or capital plans related thereto, and any future mergers, acquisitions, divestitures or other similar business transactions.

Embarq Integration Update. CenturyLink incurred pre-tax costs of $26.9 million related to the Embarq acquisition and $5.1 million related to the Qwest transaction. The Company also incurred approximately $11.9 million of integration-related capital expenditures.

CenturyLink achieved more than $80 million in total operating cost synergies during third quarter 2010 and continues to expect to exit 2010 at the current annualized synergy run rate of $330 million.

Qwest Transaction. On April 22, 2010, CenturyLink and Qwest Communications International Inc. (NYSE: Q) announced that their boards of directors approved a definitive agreement under which CenturyLink will acquire Qwest in a tax-free, stock-for-stock transaction. Qwest shareholders will receive 0.1664 CenturyLink shares for each share of Qwest common stock they own at closing, which is expected to occur in the first half of 2011, subject to various closing conditions. Upon closing of the transaction, CenturyLink shareholders are expected to own approximately 50.5% and Qwest shareholders are expected to own approximately 49.5% of the combined company.

CenturyLink and Qwest filed the requisite notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and received clearance on July 15, 2010 to proceed with the transaction.

The transaction requires approval from regulatory commissions in 21 states and the District of Columbia.  Twelve of those regulatory approvals have been received to date.  The Federal Communications Commission also is required to approve the transaction.

Special meetings of the shareholders of both CenturyLink and Qwest were held on August 24, 2010 to vote on the merger. At the special meeting of CenturyLink’s shareholders held in Monroe, more than 97 percent of the votes cast supported the proposal to issue CenturyLink common stock to Qwest shareholders in connection with the proposed merger. At the special meeting of Qwest’s shareholders held in Denver, approximately 97 percent of the votes cast voted to adopt the merger agreement.

Shareholder Returns.  CenturyLink returned approximately $219.7 million to shareholders in the third quarter through cash dividends paid on September 20, 2010, to shareholders of record as of September 7, 2010.  In accordance with their definitive merger agreement, CenturyLink and Qwest shall coordinate with each other through the closing date to designate the record dates and payment dates for the two companies’ respective quarterly dividends, such that neither CenturyLink shareholders nor Qwest shareholders shall receive more than one quarterly dividend during any calendar quarter.  Thus, the timing of CenturyLink’s future dividends may deviate from historical dates.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of nonrecurring items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyLink’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.818.1393. The call will be accessible for replay through November 9, 2010, by calling 888.266.2081 and entering the conference ID number 1486281. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through November 23, 2010.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of the Federal Communication Commission’s National Broadband Plan released in the first quarter of 2010); our ability to effectively adjust to changes in the communications industry;  our ability to successfully integrate Embarq into our operations, including the possibility that the anticipated benefits from the Embarq merger cannot be fully realized in a timely manner or at all, or that integrating Embarq’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to successfully complete our pending acquisition of Qwest, including timely receiving all regulatory approvals and realizing the anticipated benefits of the transaction; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this release or our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recently completed or pending acquisitions are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2009, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink is a leading provider of high-quality broadband, entertainment and voice services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

# # #

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	Three months ended September 30, 2010				Three months ended September 30, 2009
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$777,367			777,367	849,357			849,357	(8.5%)	(8.5%)
Data	480,111			480,111	460,213			460,213	4.3%	4.3%
Network access	264,319			264,319	317,529			317,529	(16.8%)	(16.8%)
Other	225,304			225,304	247,226			247,226	(8.9%)	(8.9%)
	1,747,101	-		1,747,101	1,874,325	-		1,874,325	(6.8%)	(6.8%)

OPERATING EXPENSES
Cost of services and products	605,548	10,970	(1)	594,578	684,865	2,222	(3)	682,643	(11.6%)	(12.9%)
Selling, general and administrative	278,331	21,096	(1)	257,235	448,275	186,404	(3)	261,871	(37.9%)	(1.8%)
Depreciation and amortization	357,867			357,867	362,202			362,202	(1.2%)	(1.2%)
	1,241,746	32,066		1,209,680	1,495,342	188,626		1,306,716	(17.0%)	(7.4%)

OPERATING INCOME	505,355	(32,066)		537,421	378,983	(188,626)		567,609	33.3%	(5.3%)

OTHER INCOME (EXPENSE)
Interest expense	(139,594)			(139,594)	(140,422)	2,900	(4)	(143,322)	(0.6%)	(2.6%)
Other income (expense)	6,911			6,911	9,362			9,362	(26.2%)	(26.2%)
Income tax expense	(141,083)	12,152	(2)	(153,235)	(99,876)	64,309	(5)	(164,185)	41.3%	(6.7%)

INCOME BEFORE NONCONTROLLING INTERESTS AND EXTRAORDINARY ITEM	231,589	(19,914)		251,503	148,047	(121,417)		269,464	56.4%	(6.7%)
Noncontrolling interests	(422)			(422)	(412)			(412)	2.4%	2.4%
NET INCOME BEFORE EXTRAORDINARY ITEM	231,167	(19,914)		251,081	147,635	(121,417)		269,052	56.6%	(6.7%)
Extraordinary item, net of income tax expense and noncontrolling interests	-			-	133,213	133,213	(6)	-	(100.0%)	-
NET INCOME ATTRIBUTABLE TO CENTURYLINK, INC.	$231,167	(19,914)		251,081	280,848	11,796		269,052	(17.7%)	(6.7%)

BASIC EARNINGS PER SHARE
Income before extraordinary item	$0.76	(0.07)		0.83	0.49	(0.41)		0.90	55.1%	(7.8%)
Extraordinary item	$-	-		-	0.44	0.44		-	(100.0%)	-
Basic earnings per share	$0.76	(0.07)		0.83	0.94	0.04		0.90	(19.1%)	(7.8%)

DILUTED EARNINGS PER SHARE
Income before extraordinary item	$0.76	(0.07)		0.83	0.49	(0.40)		0.90	55.1%	(7.8%)
Extraordinary item	$-	-		-	0.44	0.44		-	(100.0%)	-
Diluted earnings per share	$0.76	(0.07)		0.83	0.94	0.04		0.90	(19.1%)	(7.8%)

AVERAGE SHARES OUTSTANDING
Basic	300,702			300,702	298,133			298,133	0.9%	0.9%
Diluted	301,386			301,386	298,403			298,403	1.0%	1.0%

DIVIDENDS PER COMMON SHARE	$0.725			0.725	0.70			0.70	3.6%	3.6%

NONRECURRING ITEMS
(1) - Includes integration costs associated with our acquisition of Embarq ($22.7 million); severance and related costs due to workforce reductions ($4.2 million); and transaction and other costs associated with our pending acquisition of Qwest ($5.1 million).

(2) - Income tax benefit of Item (1).
(3) - Includes the following costs associated with our acquisition of Embarq: (i) severance, retention and contractual early termination benefits related to workforce reductions ($97.4 million);
        (ii) integration and transaction costs ($72.2 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a supplemental executive retirement plan ($8.9 million). Also includes a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(4) - Favorable resolution of certain transaction tax audit issues.
(5) - Tax effect of items (3) and (4).
(6) - Extraordinary gain upon the discontinuance of regulatory accounting, net of income tax expense and noncontrolling interests.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	Nine months ended September 30, 2010				Nine months ended September 30, 2009
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$2,380,823			2,380,823	1,346,978			1,346,978	76.8%	76.8%
Data	1,420,550			1,420,550	743,073			743,073	91.2%	91.2%
Network access	825,503			825,503	620,639	1,028	(3)	619,611	33.0%	33.2%
Other	692,681			692,681	434,489			434,489	59.4%	59.4%
	5,319,557	-		5,319,557	3,145,179	1,028		3,144,151	69.1%	69.2%

OPERATING EXPENSES
Cost of services and products	1,814,073	35,192	(1)	1,778,881	1,155,228	2,222	(4)	1,153,006	57.0%	54.3%
Selling, general and administrative	862,931	74,497	(1)	788,434	678,862	226,642	(4)	452,220	27.1%	74.3%
Depreciation and amortization	1,068,980			1,068,980	618,326			618,326	72.9%	72.9%
	3,745,984	109,689		3,636,295	2,452,416	228,864		2,223,552	52.7%	63.5%

OPERATING INCOME	1,573,573	(109,689)		1,683,262	692,763	(227,836)		920,599	127.1%	82.8%

OTHER INCOME (EXPENSE)
Interest expense	(425,068)			(425,068)	(237,391)	4,600	(5)	(241,991)	79.1%	75.7%
Other income (expense)	24,719			24,719	15,179	(6,400)	(6)	21,579	62.8%	14.6%
Income tax expense	(449,552)	36,241	(2)	(485,793)	(185,796)	79,206	(7)	(265,002)	142.0%	83.3%

INCOME BEFORE NONCONTROLLING
INTERESTS AND EXTRAORDINARY ITEM	723,672	(73,448)		797,120	284,755	(150,430)		435,185	154.1%	83.2%
Noncontrolling interests	(1,133)			(1,133)	(936)			(936)	21.0%	21.0%
NET INCOME BEFORE EXTRAORDINARY ITEM	722,539	(73,448)		795,987	283,819	(150,430)		434,249	154.6%	83.3%
Extraordinary item, net of income tax expense and noncontrolling interests	-			-	133,213	133,213	(8)	-	(100.0%)	-
NET INCOME ATTRIBUTABLE TO CENTURYLINK, INC.	$722,539	(73,448)		795,987	417,032	(17,217)		434,249	73.3%	83.3%

BASIC EARNINGS PER SHARE
Income before extraordinary item	$2.40	(0.24)		2.64	1.70	(0.90)		2.60	41.2%	1.5%
Extraordinary item	$-	-		-	0.80	0.80		-	(100.0%)	-
Basic earnings per share	$2.40	(0.24)		2.64	2.50	(0.10)		2.60	(4.0%)	1.5%

DILUTED EARNINGS PER SHARE
Income before extraordinary item	$2.39	(0.24)		2.63	1.70	(0.90)		2.60	40.6%	1.2%
Extraordinary item	$-	-		-	0.80	0.80		-	(100.0%)	-
Diluted earnings per share	$2.39	(0.24)		2.63	2.50	(0.10)		2.60	(4.4%)	1.2%

AVERAGE SHARES OUTSTANDING
Basic	300,058			300,058	165,558			165,558	81.2%	81.2%
Diluted	300,663			300,663	165,666			165,666	81.5%	81.5%

DIVIDENDS PER COMMON SHARE	$2.175			2.175	2.10			2.10	3.6%	3.6%

NONRECURRING ITEMS
(1) - Includes integration costs associated with our acquisition of Embarq ($62.2 million); severance and related costs due to workforce reductions ($32.4 million); and transaction and other costs associated with our pending acquisition of Qwest ($15.2 million).

(2) - Income tax benefit of Item (1), net of a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of Medicare subsidy receipts.
(3) - Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(4) - Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($101.6 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($97.4 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a supplemental executive retirement plan ($8.9 million). Also includes (i) curtailment expense related to a supplemental executive retirement plan ($7.7 million); (ii) costs associated with a legal settlement ($3.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(5) - Favorable resolution of transaction tax audit issues.
(6) - Includes costs associated with terminating our $800 million bridge credit facility related to the Embarq acquisition ($8.0 million), net of favorable resolution of transaction tax audit issues ($1.6 million).

(7) - Includes $5.8 million income tax benefit caused by a reduction to our deferred tax asset valuation allowance and $80.1 million net income tax benefit related to items (3) through (6); net of $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive Retirement Plan.

(8) - Extraordinary gain upon the discontinuance of regulatory accounting, net of income tax expense and noncontrolling interests.

CenturyLink, Inc.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

	September 30,	December 31,
	2010	2009
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$243,061	161,807
Other current assets	984,046	961,784
Total current assets	1,227,107	1,123,591

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	16,101,285	15,556,763
Accumulated depreciation	(7,299,542)	(6,459,624)
Net property, plant and equipment	8,801,743	9,097,139

GOODWILL AND OTHER ASSETS
Goodwill	10,260,640	10,251,758
Other	1,930,720	2,090,241
Total goodwill and other assets	12,191,360	12,341,999

TOTAL ASSETS	$22,220,210	22,562,729

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$496,552	500,065
Other current liabilities	1,153,176	1,207,130
Total current liabilities	1,649,728	1,707,195

LONG-TERM DEBT	7,061,744	7,253,653
DEFERRED CREDITS AND OTHER LIABILITIES	3,902,884	4,135,082
STOCKHOLDERS' EQUITY	9,605,854	9,466,799

TOTAL LIABILITIES AND EQUITY	$22,220,210	22,562,729

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	Nine Months	Nine Months
	Ended	Ended
In thousands	September 30, 2010	September 30, 2009

OPERATING ACTIVITIES
Net income	$723,672	417,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,068,980	618,326
Extraordinary item	-	(133,213)
Deferred income taxes	18,875	38,237
Share-based compensation	27,988	39,618
Income from unconsolidated cellular entity	(13,882)	(15,353)
Distributions from unconsolidated cellular entity	13,793	14,137
Changes in current assets and current liabilities, net	(78,396)	88,543
Retirement benefits	(261,351)	(100,300)
Excess tax benefits from share-based compensation	(6,026)	(1,105)
Increase in other noncurrent assets	(17,448)	(547)
Increase (decrease) in other noncurrent liabilities	5,254	(12,494)
Other, net	-	7,944
Net cash provided by operating activities	1,481,459	961,761

INVESTING ACTIVITIES
Payments for property, plant and equipment	(599,779)	(417,127)
Cash acquired from Embarq acquisition	-	76,906
Other, net	1,916	3,025
Net cash used in investing activities	(597,863)	(337,196)

FINANCING ACTIVITIES
Payments of debt	(195,422)	(626,616)
Net proceeds from issuance of long-term debt	-	644,423
Proceeds from issuance of common stock	54,412	12,672
Repurchase of common stock	(14,321)	(8,774)
Cash dividends	(656,665)	(350,959)
Excess tax benefits from share-based compensation	6,026	1,105
Other, net	3,628	(8,554)
Net cash used in financing activities	(802,342)	(336,703)

Net increase in cash and cash equivalents	81,254	287,862
Cash and cash equivalents at beginning of period	161,807	243,327

Cash and cash equivalents at end of period	$243,061	531,189

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended September 30, 2010					Three months ended September 30, 2009
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$505,355	(32,066)	(1)	537,421		378,983	(188,626)	(3)	567,609
Add: Depreciation and amortization	357,867	-		357,867		362,202			362,202
Operating cash flow	$863,222	(32,066)		895,288		741,185	(188,626)		929,811

Revenues	$1,747,101	-		1,747,101		1,874,325	-		1,874,325

Operating income margin (operating income divided by revenues)	28.9%			30.8%		20.2%			30.3%

Operating cash flow margin (operating cash flow divided by revenues)	49.4%			51.2%		39.5%			49.6%

Free cash flow (prior to debt service requirements and dividends)
Net income before extraordinary item	$231,167	(19,914)	(2)	251,081		147,635	(121,417)	(4)	269,052
Add: Depreciation and amortization	357,867	-		357,867		362,202	-		362,202
Less: Capital expenditures	(237,553)	-		(237,553)	(5)	(286,326)	-		(286,326)	(5)
Free cash flow	$351,481	(19,914)		371,395		223,511	(121,417)		344,928

Free cash flow	$351,481					223,511
Deferred income taxes	36,342					12,406
Changes in current assets and current liabilities	(57,039)					24,921
(Increase) decrease in other noncurrent assets	1,664					(3,089)
Increase (decrease) in other noncurrent liabilities	3,673					(7,671)
Retirement benefits	18,158					(85,763)
Excess tax benefits from share-based compensation	(2,390)					(352)
Other, net	10,848					29,267
Add: Capital expenditures	237,553					286,326
Net cash provided by operating activities	$600,290					479,556

NONRECURRING ITEMS
        (1) - Includes integration costs associated with our acquisition of Embarq ($22.7 million); severance and related costs due to workforce reductions ($4.2 million); and transaction and other costs associated with our pending  acquisition of Qwest ($5.1 million).

(2) - After-tax impact of Item (1).
        (3) - Includes the following costs associated with our acquisition of Embarq: (i) severance, retention and contractual early termination benefits related to workforce reductions
                ($97.4 million); (ii) integration and transaction costs ($72.2 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a supplemental executive retirement plan ($8.9 million). Also includes a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(4) - Includes the after-tax impact of Item (3).
(5) - Includes $11.9 million in third quarter 2010 and $27.1 million in third quarter 2009 of capital expenditures related to the integration of Embarq.  Excluding these costs, free cash flow was $383.3 million for third quarter 2010 and $372.1 million for third quarter 2009.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Nine months ended September 30, 2010					Nine months ended September 30, 2009
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$1,573,573	(109,689)	(1)	1,683,262		692,763	(227,836)	(3)	920,599
Add: Depreciation and amortization	1,068,980	-		1,068,980		618,326			618,326
Operating cash flow	$2,642,553	(109,689)		2,752,242		1,311,089	(227,836)		1,538,925

Revenues	$5,319,557	-		5,319,557		3,145,179	1,028	(4)	3,144,151

Operating income margin (operating income divided by revenues)	29.6%			31.6%		22.0%			29.3%

Operating cash flow margin (operating cash flow divided by revenues)	49.7%			51.7%		41.7%			48.9%

Free cash flow (prior to debt service requirements and dividends)
Net income before extraordinary item	$722,539	(73,448)	(2)	795,987		283,819	(150,430)	(5)	434,249
Add: Depreciation and amortization	1,068,980	-		1,068,980		618,326			618,326
Less: Capital expenditures	(599,779)	-		(599,779)	(6)	(417,127)			(417,127)	(6)
Free cash flow	$1,191,740	(73,448)		1,265,188		485,018	(150,430)		635,448

Free cash flow	$1,191,740					485,018
Deferred income taxes	18,875					38,237
Changes in current assets and current liabilities	(78,396)					88,543
Increase in other noncurrent assets	(17,448)					(547)
Increase (decrease) in other noncurrent liabilities	5,254					(12,494)
Retirement benefits	(261,351)					(100,300)
Excess tax benefits from share-based compensation	(6,026)					(1,105)
Other, net	29,032					47,282
Add: Capital expenditures	599,779					417,127
Net cash provided by operating activities	$1,481,459					961,761

NONRECURRING ITEMS
   (1) - Includes integration costs associated with our acquisition of Embarq ($62.2 million); severance and related costs due to workforce reductions ($32.4 million); and transaction and other costs associated with our pending acquisition of Qwest ($15.2 million).

(2) - Includes after-tax impact of Item (1), net of a $4.0 million one-time charge to income tax expense as a result of a change in the tax treatment of Medicare subsidy receipts.
   (3) - Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($101.6 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($97.4 million); (iii) accelerated recognition of share-based compensation expense ($17.0 million) and (iv) settlement expense related to a
           Supplemental Executive Retirement Plan ($8.9 million). Also includes (i) curtailment expense, net of revenue impact, related to a supplemental executive retirement plan ($6.7 million);
           (ii) costs associated with a legal settlement ($3.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(4) - Revenue impact of curtailment loss related to Supplemental Executive Retirement Plan.
(5) - Includes (i) the unfavorable after-tax impact of Items (3) and (4) ($148.4 million); (ii) the after-tax charge associated with our $800 million bridge credit facility ($5.0 million); and
(iii) $6.7 million income tax expense due to the nondeductible portion of settlement payments related to an Supplemental Executive Retirement Plan. Such items were partially offset by
(i) the favorable resolution of transaction tax audit issues ($3.8 million) and (ii) a $5.8 million income tax benefit related to a reduction to our deferred tax asset valuation allowance.
   (6) - Includes $19.9 million in 2010 and $47.0 million in 2009 of capital expenditures related to the integration of Embarq.  Excluding these costs, free cash flow was $1.285 billion for the nine months ended September 30, 2010 and $682.5 million for the nine months ended September 30, 2009.